Exhibit 99.1

NW Natural Holdings Names Raymond Kaszuba Chief Financial Officer

PORTLAND, Ore., August 9, 2024 – Northwest Natural Holding Company, (NYSE:NWN) (NW Natural Holdings), has hired Raymond (Ray) Kaszuba to serve as the company’s senior vice president and chief financial officer effective August 31, 2024.

Ray comes to NW Natural Holdings from AmeriGas, the United States’ largest propane distributor and a subsidiary of UGI Corporation, where he served most recently as interim president and prior to that as vice president and chief financial officer. Previously, he was treasurer of UGI Corporation, an international distributor and marketer of energy products and services, including natural gas, liquified petroleum gas, and renewable solutions. Prior to UGI, he was senior vice president, finance and treasurer at Enviva, a renewable bioenergy producer. His background also includes roles in treasury, finance and audit at ExxonMobil, Allegheny Energy and US Bank.

“Ray is a highly respected finance leader, and we’re excited to welcome him to our team,” said David H. Anderson, CEO of NW Natural Holdings. “Ray brings an impressive combination of skills and perspective, having led the finance division for a variety of companies in the utility, energy, and renewable industries. His deep financial expertise, strategic mindset, and broad experience across the energy industry will be invaluable as we continue to invest for the future, grow, and provide safe, reliable and affordable utility services and renewable energy to the communities we serve.”

“I am thrilled to join NW Natural Holdings at this dynamic moment,” said Ray Kaszuba. “It is an honor to be part of this strong company with a gas utility that continues to be at the forefront of the industry, a rapidly expanding water and wastewater utility platform, and an innovative renewables business. I look forward to working with the team to build on NW Natural Holdings’ momentum, drive growth, and create value for our stakeholders.”

Ray earned an MBA from the Tepper School of Business at Carnegie Mellon University and a Bachelor of Science in business administration from the University of Dayton.

About NW Natural Holdings

Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon and has been doing business for over 165 years in the Pacific Northwest. It owns NW Natural Gas Company (NW Natural), NW Natural Water Company (NW Natural Water), NW Natural Renewables Holdings (NW Natural Renewables), and other business interests.

We have a longstanding commitment to safety, environmental stewardship and the energy transition, and taking care of our employees and communities. NW Natural Holdings was recognized by Ethisphere® for the third consecutive year in 2024 as one of the World’s Most Ethical Companies®. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores. Learn more in our latest Community and Sustainability Report at nwnatural.com/about-us/the-company/sustainability.

NW Natural is a local distribution company that currently provides natural gas service to approximately 2 million people in more than 140 communities through more than 800,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural owns and operates 21.6 Bcf of underground gas storage capacity in Oregon.

NW Natural Water provides water distribution and water and wastewater services to communities throughout the Pacific Northwest, Texas and Arizona. NW Natural Water serves nearly 185,000 people through approximately 74,000 meters and provides operation and maintenance services to an additional 19,000 connections. Learn more about our water business at nwnaturalwater.com.

NW Natural Renewables is a competitive business committed to leading in the energy transition by providing renewable fuels to support decarbonization in the utility, commercial, industrial and transportation sectors. Learn more at nwnaturalrenewables.com.

Additional information is available at nwnaturalholdings.com.

“World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC

Investor Contact:

Nikki Sparley

Phone: 503-721-2530

Email: nikki.sparley@nwnatural.com

Media Contact:

David Roy

Phone: 503-610-7157

Email: david.roy@nwnatural.com

Forward-Looking Information

This press release, and other releases and presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “assumes,” “continues,” “could,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, commitments, assumptions, estimates, expectations, expenses, future events, investments, growth and development, financial strength, resources, expertise, the water utility and water services strategy and the related pending water acquisitions, the likelihood, timing, and success associated with any transaction, financial results, strategic fit, revenues and earnings, performance, succession planning, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding NW Natural Holdings’ business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. NW Natural Holdings’ actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors,” and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in NW Natural Holdings’ most recent Annual Report on Form 10-K, as updated by subsequent filed reports, and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A, “Risk Factors,” in NW Natural Holdings’ quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Natural Holdings undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for NW Natural Holdings to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.